Exhibit 99(m)(3)(i)

Schedule A

to the Class K and Institutional Class Administration and Supervisory Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of July 18, 2022

Baillie Gifford China A Shares Growth Fund

Baillie Gifford China Equities Fund

Baillie Gifford Developed EAFE All Cap Fund

Baillie Gifford EAFE Plus All Cap Fund

Baillie Gifford Emerging Markets Equities Fund

Baillie Gifford Emerging Markets ex China Fund

Baillie Gifford Global Alpha Equities Fund

Baillie Gifford Global Stewardship Equities Fund

Baillie Gifford Health Innovation Equities Fund

Baillie Gifford International Alpha Fund

Baillie Gifford International Concentrated Growth Equities Fund

Baillie Gifford International Growth Fund

Baillie Gifford International Smaller Companies Fund

Baillie Gifford Long Term Global Growth Fund

Baillie Gifford Multi Asset Fund

Baillie Gifford U.S. Discovery Fund

Baillie Gifford U.S. Equity Growth Fund

BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By	/s/ Lindsay Cockburn

Name: Lindsay Cockburn

Title: Treasurer

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name: Dickson Jackson

Title: Director

[Amended and Restated Schedule A to the Class K and Institutional Class Administration and Supervisory Agreement for the Baillie Gifford Funds]